UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario	000-55991	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15315 W. Magnolia Blvd., Suite 120
 Sherman Oaks, California, United States 91403
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 979-1897

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5.01 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. R. Gerald Bailey has retired as an officer and director of Petroteq Energy Inc. ("Petroteq" or the "Company") effective January 24, 2022. The Board of Directors of the Company has appointed Dr. Vladimir Podlipskiy, a current director and Chief Technology Officer of the Company, as Interim Chief Executive Officer. In addition, Mr. Ron Cook has resigned as the Chief Financial Officer of the Company effective January 24, 2022, and the Board of Directors has appointed Mr. Michael Hopkinson as a director and Chief Financial Officer.  Finally, Robert Chenery has also been appointed to the Company's board of directors

Mr. Hopkinson has also been appointed to fill the vacancy on the Company's Audit Committee created by Dr. Bailey's resignation.  The Audit Committee now consists of Robert Dennewald, James Fuller and Michael Hopkinson.

The appointments of Dr. Podlipskiy, Mr. Hopkinson and Mr. Chenery to their new positions with Petroteq are effective as of January 24, 2022.

After giving effect to the foregoing, Petroteq's Board of Directors consists of Vladimir Podlipskiy, James Fuller, Robert Dennewald, Michael Hopkinson and Robert Chenery and, and Petroteq's officers consist of:

Vladimir Podlipskiy	Interim Chief Executive Officer
Michael Hopkinson	Chief Financial Officer

Dr. Vladimir Podlipskiy - Interim Chief Executive Officer and Director

Experience and Education

Immediately prior to his appointment as Interim Chief Executive Officer, Dr. Podlipskiy, age 58, served as our Chief Technology Officer since May 2011. He was appointed to the Company's Board of Directors on August 6, 2021.  He has extensive experience as a researcher in many senior science disciplines, involved in oil extraction technologies, automobile care, household consumer and cosmetic products and research into mold remediation products, all with a focus on the utilization of benign solvents/solutions. Previously, he held research appointments in new product development for EMD Biosciences, Inc., (Merck KgaA, Darnstadt, Germany), and worked as Chief Chemist in Research & Development for Nanotech, Inc., Los Angeles, California, and as Chief Chemist for Premier Chemical, Compton, California. He is a former Premier Chemical Scientist at UCLA's Department of Chemistry. Dr. Podlipskiy owns patents for innovative fuel additives and car care products and has authored several papers involving fuel re-formulator products and mold remediation. He is currently involved in research and development of new petroleum industry products, systems and technologies.

Dr. Podlipskiy is the principal research scientist responsible for the development of Petroteq Energy Inc.'s technologies used in its various oil extraction programs in Utah, and has recently finalized all fabrication/assembly details for the company's first oil sands extraction plant installed at Asphalt Ridge, Utah. He has worked extensively with a variety of suppliers from the U.S. and Eastern Europe in the planning and design stages of the extraction unit's systems. He holds a PhD Degree in Bio-Organic Chemistry from the Institute of Bio-Organic Chemistry & Petroleum Chemistry, Kiev, Ukraine, and a Degree in MS-Organic Chemistry from the Department of Chemistry, Kiev State University, Kiev, Ukraine.

Compensation

The Company has not entered into a written employment agreement with Dr. Podlipskiy.  Dr. Podlipskiy is entitled to cash compensation of $10,000 per month in his new role.  The Board of Directors is responsible for reviewing compensation paid to the Company's executive officers on an annual basis.

No Family Relationships with Existing Directors or Executive Officers

Dr. Podlipskiy is not related to any existing director or executive officer of the Company, and, except as disclosed in this current report, the Company has neither nominated nor chosen any other person (whether related to Dr. Podlipskiy or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

Dr. Podlipskiy has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Michael Hopkinson - Chief Financial Officer and Director

Experience and Education

Mr. Hopkinson, age 49, is a U.S. licensed Certified Public Accountant in the state of New Hampshire.  Michael has over 25 years of U.S. tax and public company experience.  Having spent over 11 years working primarily for the accounting industry's "Big 4" accounting firms, his experience has been extensive in the mining, pharmaceutical, real estate business and cannabis sectors.  Having served as Chief Financial Officer or director of several public companies, he has comprehensive experience in the following areas: U.S.-Canada cross-border tax and repatriation planning; financial statement reporting; and capital financing activities;

Mr. Hopkinson is a graduate of the University of Kentucky.

Compensation

The Company has not entered into a written employment agreement with Mr. Hopkinson.  Mr. Hopkinson is entitled to cash compensation of $10,000 per month in his new role.  The Board of Directors is responsible for reviewing compensation paid to the Company's executive officers on an annual basis.

No Family Relationships with Existing Directors or Executive Officers

Mr. Hopkinson is not related to any existing director or executive officer of the Company, and, except as disclosed in this current report, the Company has neither nominated nor chosen any other person (whether related to Mr. Hopkinson or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

Mr. Hopkinson has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Robert J. Chenery - Director

Experience and Education

Mr. Chenery, age 75, has worked in the Petroleum and Natural Gas Industry for over 40 years. This experience primarily focuses on reservoir analysis, evaluation and management throughout North America and several international locations. Since 1981, Mr. Chenery has been President of Chenery Dobson Resource Management Ltd., a firm specializing in the evaluation and management of oil and gas assets primarily controlled by investors, banks and other financial institutions. In addition, on behalf of some of the same clients, Mr. Chenery has been the CEO and/or Chairman of the Board of several small oil and gas enterprises. Prior to 1981, Mr. Chenery was a member of the Senior Management team of the Elf/ Aquitaine Group in Canada.

Academic qualifications include a Bachelor of Science in Geological Engineering and a Masters in Business Administration.

Mr. Chenery is also a member, in good standing, with the Association of Professional Engineers, Geologists and Geophysicists of Alberta (APEGGA).

Compensation

As an independent director of the Company, Mr. Chenery is entitled to a director's fee of $3,000 per month.

No Family Relationships with Existing Directors or Executive Officers

Mr. Chenery is not related to any existing director or executive officer of the Company, and, except as disclosed in this current report, the Company has neither nominated nor chosen any other person (whether related to Mr. Chenery or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

Mr. Chenery has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated January 25, 2022*
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

* Previously furnished to the SEC on Form 8-K (Item 7.01) on January 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

DATE: January 28, 2022	By: /s/ Vladimir Podlipskiy Dr. Vladimir Podlipskiy Interim Chief Executive Officer